EXHIBIT D

NOTICE OF WITHDRAWAL OF TENDER

Regarding

SHARES

of

CADOGAN OPPORTUNISTIC ALTERNATIVES FUND, LLC

Tendered Pursuant to the Offer to Purchase
Dated September 26, 2011

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT, AND THIS NOTICE OF WITHDRAWAL OF TENDER MUST BE
RECEIVED BY THE COMPANY BY, 12:00 MIDNIGHT, NEW YORK
TIME, ON TUESDAY, OCTOBER 25, 2011, UNLESS THE OFFER IS
EXTENDED OR THE COMPANY PERMITS A LATER WITHDRAWAL.

Complete this Notice of Withdrawal of Tender and Return or Deliver to:

U.S. Bancorp Fund Services, LLC
615 E. Michigan St.
Milwaukee WI, 53202

Attn:  Cadogan Team LC-3

For additional information:

Phone:  (414) 287-3744

Fax:  (877) 522-1249

Cadogan Opportunistic Alternatives Fund, LLC

Ladies and Gentlemen:

The undersigned wishes to withdraw the previously submitted notice of the undersigned’s intent to tender its Shares of Cadogan Opportunistic Alternatives Fund, LLC (the “Company”) for purchase by the Company that previously were submitted by the undersigned in a Notice of Intent to Tender dated ____________.  IF THIS WITHDRAWAL NOTICE IS TIMELY RECEIVED IN ACCORDANCE WITH ITS ACCOMPANYING INSTRUCTIONS (OR IF THE COMPANY IN ITS DISCRETION PERMITS A LATER WITHDRAWAL), THE IDENTIFIED SHARES PREVIOUSLY SUBMITTED FOR TENDER WILL NOT BE REPURCHASED BY THE COMPANY.

Such tender was in the amount of (specify one):

•	All of the undersigned’s Shares.

•	A portion of the undersigned’s Shares expressed as a specific dollar amount.

$_______________

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Shares previously tendered will not be purchased by the Company upon expiration of the tender offer described above.

SIGNATURE(S).  If joint ownership, all parties must sign.  If fiduciary, partnership or corporation, indicate title of signatory under signature lines.

_________________________________________	___________________________________________
Signature (SIGNATURE SHOULD APPEAR EXACTLY AS ON YOUR SUBSCRIPTION AGREEMENT)	Signature (SIGNATURE SHOULD APPEAR EXACTLY AS ON YOUR SUBSCRIPTION AGREEMENT)
_________________________________________	____________________________________________
Print Name of Member	Print Name of Member
_________________________________________	____________________________________________
Title (if applicable)	Title (if applicable)

Date: ______________	Date: ______________